U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1/A
Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Avante Systems, Inc.
(Exact name of Registrant as specified in its charter)

NEVADA	TBD
(State or other jurisdiction of incorporation or organization)	(Primary SIC Code Number)

695-24-05 Desa Kiara, Jalan Damasara Kuala Lumpur, Malaysia 86-075-2533705	Nevada Agency and Trust Company 50 West Liberty St, Suite 880 Reno, NV 89501
(Address and telephone number of principal executive offices)	(Name and address of agent for service)

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.	99-0362655
(I.R.S. Employer Identification Number)

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer |__|	Accelerated filer |__|
Non-accelerated filer |__| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM PRICE SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (3)
Common Stock	825,000 shares	$0.03	$24,750	$2.87
(1)	This price was arbitrarily determined by Avante Systems, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.
(3)	Already paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
David S. Jennings, Esq.
330 Carousel Parkway, Henderson, Nevada 89014
Phone: (702) 595-5150 / Fax: (800) 731-6120

SUBJECT TO COMPLETION, Dated March 24, 2011
PROSPECTUS
AVANTE SYSTEMS, INC.
825,000
COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 825,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.03 per share. We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.03	None	$0.03
Total	$24,750	None	$24,750

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act of 1933, as amended (“Securities Act”), (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following Avante Systems, Inc. being no longer classified a shell company.

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.03 per share until such time as the shares of our common stock are quoted on the Over-The-Counter Bulletin Board (“OTCBB”), which is sponsored by the Financial Industry Regulatory Authority (“FINRA”) formerly known as the National Association of Securities Dealers or NASD). The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize.  If our common stock becomes quoted on the FINRA Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is:  March 24, 2011

SUMMARY	5
RISK FACTORS	7
RISKS ASSOCIATED WITH OUR FINANCIAL CONDITION	7
Because we are in the development stage and have nominal assets and minimal operations, we are considered a “shell company” and our business is difficult to evaluate.	7
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	7
Because we have a limited operating history, it is difficult to evaluate your investment in our stock.	7
RISKS ASSOCIATED WITH OUR BUSINESS MODEL	8
Because we may be unable to complete our development, manufacturing and commercialization of our cellular video camera, we could face significantly harm to our business plans, prospects, results of operations and financial condition.	8
Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively manufacture and distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.	8
If the electronics market for cellular video cameras in Southeast Asia does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.	8
If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.	9
In the event that we are unable to successfully compete in the electronics industry, we may not be able to achieve profitable operations.	9
Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.	10
If we do not effectively implement measures to sell our products, we may never achieve revenues and you will lose your entire investment.	10
If we are unable to successfully manage growth, our operations could be adversely affected.	10
Because we intend to offer our product in China and other countries throughout Asia, we are subject to risks associated with international operations.	11
Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.	13
RISKS ASSOCIATED WITH MANAGEMENT AND CONTROL PERSONS	13
Because we are headquartered in the Far East, it may be difficult for U.S. investors to communicate or interact with our company.	13
Because our management is inexperienced in operating a cellular video camera business, our business plan may fail.	13
Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	13
If we are unable to hire and retain key personnel, we may not be able to implement our business plan.	13
Because our President and Director, Xu Hai Bo, and Director, Ran Hong Dan own an aggregate of 48% of our outstanding common stock, investors may find that corporate decisions influenced by these shareholders are inconsistent with the best interests of other shareholders.	13
RISKS RELATED TO LEGAL UNCERTAINTY	14
Because all of our executive officers and our directors reside outside of the United States, all the assets of these persons are located outside the United States, and all of our operations are performed outside the United States, you may have difficulty in enforcing your legal rights against us or our executive officers and directors.	14
If our products fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.	14
Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.	14
New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.	14

RISKS RELATED TO OUR SECURITIES	15
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	15
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	15
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.	15
If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.	16
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	16
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	16
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	16
FORWARD-LOOKING STATEMENTS	17
USE OF PROCEEDS	17
DETERMINATION OF OFFERING PRICE	17
DILUTION	17
SELLING SHAREHOLDERS	18
PLAN OF DISTRIBUTION	19
LEGAL PROCEEDINGS	20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
DESCRIPTION OF SECURITIES	22
INTERESTS OF NAMED EXPERTS AND COUNSEL	25
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26
ORGANIZATION WITHIN THE LAST FIVE YEARS	26
DESCRIPTION OF BUSINESS	26
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	35
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	35
EXECUTIVE COMPENSATION	37
FINANCIAL STATEMENTS	39
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	40
AVAILABLE INFORMATION	40

Summary

We were incorporated as Avante Systems Inc. on August 12, 2010, in the State of Nevada for the purpose of developing, manufacturing, and selling a video camera integrated with a 3G mobile phone module specifically for use in schools, child/eldercare facilities, and residences in Asia.

We are a development stage company and have not generated significant sales to date. As of January 31, 2011, we had $35,308 in current assets and no current liabilities. Accordingly, we had working capital of $ 35,308 as of January 31, 2011. Since our inception through January 31, 2011, we have incurred a net loss of $17,192.  We do not have enough cash to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing.

Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our operations office is located at 695-24-05 Desa Kiara, Jalan Damasara, Kuala Lumpur, Malaysia. Our phone number is 86-075-2533705. Our fiscal year end is October 31.

The Offering

Securities Being Offered	Up to 825,000 shares of our common stock.

Offering Price
The offering price of the common stock is $0.03 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply to the FINRA over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
2,625,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our President and Director, Xu Hai Bo, and Director, Ran Hong Dan, own an aggregate of 48% of the common shares of our company and therefore has substantial control.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.  There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Reason for Registration
We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be quoted on the FINRA over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form S-1 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form S-1 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the FINRA over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Summary Financial Information

Balance Sheet Data	October 31, 2010	January 31, 2011
Cash	$33,308	$33,308
Total Assets	$37,308	$35,308
Liabilities	$0	$0
Total Stockholders’ Equity (Deficit)	$37,308	$35,308

Statement of Operations	Period from August 12, 2010 (Inception) to October 31, 2010	Three months ended January 31, 2011	Period from August 12, 2010 (Inception) to January 31, 2011
Revenue	$0	0	0
Loss for the Period	$15,192	2,000	17,192

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

Risks Associated with Our Financial Condition

Because we are in the development stage and have nominal assets and minimal operations, we are considered a “shell company” and our business is difficult to evaluate.

We are currently in the development stage and have nominal operations and minimal assets, which makes us a “shell company” as defined in Rule 12b-2 of the Exchange Act, as amended.  Because we are considered a shell company, the securities sold in this offering can only be resold through (i) registration under the Securities Act, (ii) Section 4(1) under the Securities Act, if available, for non-affiliates, or (iii) by meeting the conditions of Rule 144(i) under the Securities Act which requires a minimal holding period of 12 months following Avante Systems, Inc. being no longer classified a shell company.

To effectively eliminate our status as a shell company, we will need to develop and distribute our products.  Since inception, we have primarily been engaged in organizational efforts and developing our overall business plan.

Additionally, because we are currently a shell company with nominal assets and operations, there is a risk that we will be unable to continue as a going concern.  We currently do not have any revenues.  We anticipate we will continue sustaining operating expenses over the next 12 months, probably even longer.  This will likely result in us continuing to incur net operating losses for the foreseeable future.  There is no guarantee that we will ever develop and sustain a suitable business operation.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned limited revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  Operating expenses for the period from August 12, 2010 (date of inception) to January 31, 2011, totaled $17,192.  We have incurred cumulative net losses of $17,192 since inception to January 31, 2011. We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of January 31, 2011, we had cash in the amount of $33,308. Our future is dependent upon our ability to obtain financing or upon future profitable operations.  We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a limited operating history.  We are in the development stage of our business and have not yet begun to offer our products. To date, revenues are not substantial enough to maintain us without additional capital injection if we determine to pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to establish our marketing, sales and support organizations; and our need to manage expanding operations.  Our business strategy may not be successful, and we may not successfully address these risks.  If we are unable to sustain profitable operations, investors may lose their entire investment in us.

Risks Associated with Our Business Model

Because we may be unable to complete our development, manufacturing and commercialization of our cellular video camera, we could face significantly harm to our business plans, prospects, results of operations and financial condition.

▪	Commercializing our cellular video camera depends on a number of factors, including but not limited to:

▪	further product and manufacturing process development;

▪	completion, refinement and management of our supply chain;

▪	completion, refinement, and management of our distribution channels;

▪	demonstration of efficiencies that will make our products attractively priced; and

▪	development of an adequate sales force and sales channels necessary to distribute our products and achieve our desired revenue goals.

We do not have any experience in carrying out any of the foregoing tasks, and, as such, we cannot assure investors that the strategies we intend to employ will enable us to support the development and manufacturing of commercially desirable cellular video cameras.

Because we do not have exclusive agreements with the third party manufacturers that will manufacture our products, we may be unable to effectively manufacture and distribute our products or distribute them at all, which would adversely affect our reputation and materially reduce our revenues.

We do not own or operate any manufacturing facilities. We plan to pursue and enter into written agreements with the third party manufacturers to manufacture our products and ship them directly to our customers. If we lose the services of our third party manufacturers, we may be unable to secure the services of replacement manufacturers. In addition, because we do not have written agreements with all of these manufacturers, they could refuse to supply some or all of our products, reduce the number of products that they supply or change the terms and prices under which they normally supply our products. The occurrence of any such conditions will have a materially negative effect upon our reputation and our ability to distribute our products, which will cause a material reduction in our revenues.

If the electronics market for cellular video cameras in Southeast Asia does not experience significant growth or if our products do not achieve broad acceptance, we will not be able to achieve revenues.

We hope to achieve revenues from sales of our cellular video cameras. We cannot accurately predict future growth rates or the size of the electronics market for video cameras in Southeast Asia. Demand for our product may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our particular cellular video cameras in the market depends on a number of factors, such as:

▪	the cost, performance and reliability of our products and products offered by our competitors;
▪	public perceptions regarding our products and the effectiveness and value of cellular video cameras;
▪	customer satisfaction with our product; and
▪	marketing efforts and publicity regarding the needs for our product and the public demand for our product.

Even if our product gains wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If the Southeast Asia electronics industry generally, or our cellular video cameras specifically, do not maintain wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

If we are unable to gauge trends and react to changing consumer preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our cellular video cameras and other products that reflect current needs and anticipate, gauge and react to changing consumer demands in a timely manner.  Our business is vulnerable to changes in consumer preferences.  We will attempt to reduce the risks of changing demands and product acceptance in part by devoting a portion of our available products and designs to standard products that are not significantly modified from year to year. Nevertheless, if we misjudge consumer needs for our products, our ability to generate sales could be impaired resulting in the failure of our business.  There are no assurances that our future products will be successful, and in that regard, any unsuccessful products could also adversely affect our business.

In the event that we are unable to successfully compete in the electronics industry, we may not be able to achieve profitable operations.

We face substantial competition in the industry.  Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources.  These competitors may have completed development of their sites and products and are presently marketing these to potential customers.  Accordingly, these competitors may have already begun to establish brand-recognition with consumers.  We will attempt to compete against these competitors by developing features that exceed the features offered by competitors.  However, we cannot assure you that our product will outperform competing products or those competitors will not develop new products that exceed what we provide.  In addition, we may face competition based on price.  If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable.  Increased competition could result in:

▪	Lower than projected revenues;

▪	Price reductions and lower profit margins;

▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

Our products may contain defects, which could adversely affect our reputation and cause us to incur significant costs.

Defects may be found in our products. Any such defects could cause us to incur significant return and exchange costs, re-engineering costs, divert the attention of our engineering personnel from product development efforts, and cause significant customer relations and business reputation problems. Any such defects could force us to undertake a product recall program, which could cause us to incur significant expenses and could harm our reputation and that of our products. If we deliver products with defects, our credibility and the market acceptance and sales of our products could be harmed.

If we do not effectively implement measures to sell our products, we may never achieve revenues and you will lose your entire investment.

We are currently early in the process of designing and developing our cellular video camera at our operations office in Malaysia. Our product is not yet ready for commercial sale. If and when we are satisfied that our product will compete effectively in the electronics industry by being the most efficient in terms of heating capability, efficiency, and alternative uses, we intend to begin the manufacture and distribution of the product to home improvement merchants throughout Southeast Asia. We have not achieved revenues, or taken active steps to develop a sales force to attain revenues.  We have no experience in providing direct sales and service, nor do we have distributors of our product. Moreover, our sales and marketing efforts may not achieve intended results and therefore may not generate the revenue we hope to achieve. As a result of our corporate strategies, we have decided to initially focus our resources in select areas in China and other Asian countries. We may change our focus to other markets or applications in the future. There can be no assurance that our focus or our near term plans will be successful. If we are not able to successfully address markets for our products, we may not be able to grow our business, compete effectively or achieve profitability.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

Because we intend to offer our product in China and other countries throughout Asia, we are subject to risks associated with international operations.

Although we have not commenced offering our products to consumers, we may rely on foreign third-party development, testing, and distribution operations. Foreign operations subject us to a number of risks associated with conducting business outside of the United States, including the following:

▪	Unexpected changes in, or impositions of, legislative or regulatory requirements;

▪	Delays resulting from difficulty in obtaining export licenses for certain technology, tariffs, quotas and other trade barriers and restrictions;

▪	Imposition of additional taxes and penalties;

▪	The burdens of complying with a variety of foreign laws; and

▪	Other factors beyond our control, including acts of terrorism, which may delay the shipment of our products, impair our ability to travel or our ability to communicate with foreign locations.

The People’s Republic of China

We will begin our marketing efforts in China, where our directors have many contacts. If we meet with success there, we intend to then move forward in marketing our Product in other countries .in Asia.

The People’s Republic of China (PRC) is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), regulations pertaining to currency exchange, measures which may be introduced to control inflation, laws on taxation, and intellectual property laws, described more fully below.

Forming a Business and Licensing Issues.  Forming an operating entity in the PRC is more complex than formation in the United States. There is an application form together with a business license form and other registration certificates that are filed with the Administration of Industry and Commerce (AIC). Applications include preapproved company name, proof of office, an audited capital verification report, articles of association signed by the shareholders, identification of shareholders and management, and other requested information. Within 15 or so working days from receipt of all documents, the AIC should decide to approve or not approve the company registration. After the company registers, it then must proceed to open formal bank accounts, apply for taxation registration, obtain an organization code certificate, and apply for statistics registration.  The company must also obtain and submit an application form to purchase uniform invoices, and within 30 days of recruiting employees, a new company must register with the local career service center, sponsored by the local government, and register for the payment of employee social insurance with the local social insurance office.  The above process of business formation and licensure could take several months, although the cost is minimal.

Legal System. The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

Currency Exchange. On July 21, 2005, the PRC government changed its decade old policy of pegging its currency to the U.S. currency. Under that policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximate 21% appreciation of the Renminbi against the U.S. dollar between 2005 and 2008. However, the PRC government decided to repeg the Renminbi to U.S. Dollars in response to the financial crisis in 2008.  On June 19, 2010, China ended the peg of Renminbi to the U.S. Dollar which allowed a greater flexibility of its exchange rate.  There remains significant international pressure on the appreciation of the Renminbi against the U.S. Dollar.  To the extent any of our future revenues are denominated in currencies other than the United States dollar, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse affect on our financial condition and operating results since operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings.

Inflation. Future inflation in the PRC may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

Taxation. On March 16, 2007, the National People’s Congress, approved and promulgated the PRC Enterprise Income Tax Law. The PRC Enterprise Income Tax Law took effect on January 1, 2008. Under the PRC Enterprise Income Tax Law, foreign investment entities and domestic companies are subject to a uniform tax rate of 25%. The PRC Enterprise Income Tax Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the PRC Enterprise Income Tax Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations.

On December 26, 2007, the State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the PRC Enterprise Income Tax Law will be eligible for a five-year transition period since 1 January, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the PRC Enterprise Income Tax Law. From 1 January, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the PRC Enterprise Income Tax Law , the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate will be changed to 25% from January 1, 2008.

The PRC Enterprise Income Tax Law provides that an income tax rate of 20% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises”. Non-resident enterprises refer to enterprises which do not have an establishment or place of business in the PRC, or which have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payor acting as the obligatory withholder under the PRC Enterprise Income Tax Law, and therefor such income taxes generally called withholding tax in practice. The State Council of the PRC has reduced the withholding tax rate from 20% to 10% through the Implementation Rules of the PRC Enterprise Income Tax Law. It is currently unclear in what circumstances a source will be considered as located within the PRC.

Such income tax may be exempted or reduced by the State Council of the PRC or pursuant to a tax treaty between the PRC and the jurisdictions in which our non-PRC shareholders reside. For example, the 10% withholding tax is reduced to 5% pursuant to the Double Tax Avoidance Agreement Between Hong Kong and Mainland China if the beneficial owner in Hong Kong owns more than 25% of the registered capital in a company in the PRC.

The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified. Any increase in the combined company’s tax rate in the future could have a material adverse effect on its financial conditions and results of operations.

Intellectual Property. Protection of intellectual property in PRC follows a two-track system. The first track is administrative in nature, whereby a holder of intellectual property rights files a complaint at a local administrative office. Determining which intellectual property agency can be confusing, as jurisdiction of intellectual property matters is diffused throughout a number of government agencies and offices, which each are typically responsible for the protection afforded by one statute or one specific area of intellectual property-related law. The second track is a judicial track, whereby complaints are filed through the Chinese court system. China has maintained various intellectual property tribunals.

Although there are differences in intellectual property rights between the United States and China, of most significance to our company is the inexperience of China in connection with the development and protection of intellectual property rights. Unlike the United States, which has lengthy case law related to the interpretation and applicability of intellectual property law, China is currently in the process of developing such interpretations. Because the PRC has historically not protected a company’s  intellectual property to the same extent as the United States, a company doing business in the PRC faces an increased risk of intellectual property piracy. In addition, the laws of certain foreign countries in which our products are or may be sold may not protect our products or intellectual property rights to the same extent as the laws of the United States. This increases the possibility of piracy of our technology and products.

Malaysia

Malaysia has profited from its location at a crossroads of trade between the East and West. Peninsular Malaysia stretches the length of the Strait of Malacca, one of the most economically and politically important shipping lanes in the world.  Capitalizing on its location, Malaysia has undergone a transformation of its economy from an agriculture and mining base in the early 1970s to a high-tech competitive nation. The Government of Malaysia actively continues to manage the development and industrialization of the Malaysian economy.  This includes facilitating infrastructure projects through state investment funds, fostering a close alliance between government and the private business sector, and designing and implementing a variety of policies and programs to bolster the overall economic environment.

The primary concerns for conducting business in Malaysia are registration, labor issues, the legal system and intellectual property protection. Aside from this, a significant impediment to Malaysia’s economic growth is its complex network of racial preferences to promote the acquisition of economic assets by ethnic Malays and other indigenous groups (bumiputera). The details of implementation are largely left to the various ministries. Policies and practices vary greatly. Some practices are explicit while others are informal, leaving much ambiguity for companies.

Forming a Business in Malaysia.  Companies interested in doing business in Malaysia must register with the Companies Commission of Malaysia (CCM). Companies must pay the fees, reserve in Malaysia, with a payment of RM30 (US$8.30).  Fees for the application depend on the company’s share capital and could range from US$278 to US$19,444. Upon approval, applicants must submit a certified copy of its Certificate of Incorporation,  copy of its Charter, Statute or Memorandum and Articles of Association or other instrument constituting or defining its constitution, a list of its directors and certain statutory particulars regarding them , a memorandum stating the powers of directors, and other information.  Following registration, companies must file a copy of their annual return each year within one month of its annual general meeting.  Within two months of its annual general meeting, the company must file a copy of the balance sheet of the head office, a duly audited statement of assets used in, and liabilities arising out of, its operations in Malaysia, and a duly audited profit and loss account.

Legal System. The domestic legal system is accessible but generally requires any non-Malaysian citizen to make a large deposit before pursuing a case in the Malaysian courts (i.e., US$100,000), and can be slow and bureaucratic. There are reports where a U.S. plaintiff claimed that it took 44 months and 26 hearings before the Malaysian court took action to address the merits of his case. Cases involving intellectual property rights generally take five to eight years, with more complex patent infringement cases taking ten to fifteen years.  Because of the legal system, many firms choose to include mandatory arbitration clauses in their contracts. The Malaysian government has set up the Kuala Lumpur Regional Center for Arbitration (http://www.rcakl.org.my) under the auspices of the Asian-African Legal Consultative Committee to offer international arbitration, mediation, and conciliation for trade disputes. The KLRCA is the only recognized center for arbitration in Malaysia.

Labor Issues.  There are heavy regulatory burdens resulting from the bumiputera policies. These are viewed as an impediment to conducting business in Malaysia by foreign companies. Aside from this, Malaysia has an acute shortage of highly qualified professionals, scientists, and academics.  Under Malaysian law, normal work hours are not to exceed 48 hours per week or eight hours per one day. Companies must pay a maternity leave of 60 days, as well as ten paid holidays, annual leave of 8 to 16 days, paid sick leave 14 to 60 days per year and overtime pay of time-and-a-half for normal work days, two-times for rest days and three-times for public holidays. A generally observed convention requires that all Muslim men be allowed to attend prayers on Friday afternoons (between noon and 2:45pm). The Social Security Organization (SOCSO) administers social security schemes for workers earning wages less than (US$834) per month, and the Employees’ Provident Fund (EPF) Act of 1991 provides for a compulsory contribution retirement fund that is payable to employees when they reach age 55.  Minimum contributions of 8% of employees' monthly wages and 12% of employers' monthly wages are compulsory.  Mandatory contributions of 1% of monthly employee wages must be made by manufacturing companies that employ 50 or more Malaysians.

Taxation.  All companies currently pay an income tax of 25%. Dividends are taxed at the corporate rate. A company is resident in Malaysia for tax purposes if its management and control is exercised in Malaysia, that is, if directors’ meetings are held in Malaysia. Payments made to non-residents for technical or management services and rental of movable properties are subject to withholding tax at the rate of 10%. The income tax rate for non-resident individuals is 26%. The U.S. and Malaysia have not concluded a bilateral tax agreement and no negotiations are anticipated at this time. The Malaysian government is considering implementing Goods and Services Tax (similar to a value-added tax) at 4% to broaden the overall tax base.

Intellectual Property. Malaysia is a member of the World Intellectual Property Organization (WIPO) and is a party to the Berne Convention for the Protection of Literary and Artistic Works and the Paris Convention for the Protection of Industrial Property. In 2006 Malaysia acceded to the Patent Cooperation Treaty. Malaysia has not ratified the WIPO Copyright Treaty or the WIPO Performance and Phonograms Treaty (which extend traditional copyright principles to the digital environment) but has indicated its intention to accede to these conventions eventually. There are concerns regarding Malaysia’s effectiveness in protecting Intellectual Property.  There is a high rate of production and export of pirated optical disc media, counterfeiting, lack of effective patent and data protection, and lax enforcement and prosecution.  Insufficient Intellectual Property protection will impact Malaysia’s goal of increasing foreign investment in new areas, such as biotech and other R&D-intense industries.

Because the industry is dependent upon general economic conditions and uncertainties, future developments could result in a material adverse effect on our business.

Trade and industry are subject to economic changes and periodical fluctuations. Prolonged declines in the economy and/or a recession could have a material adverse effect on our business. The national economy is affected by numerous factors and conditions, all of which are beyond our control, including (a) Interest rates; (b) Inflation; (c) Employment levels; (d) Changes in disposable income; (e) Financing availability; (f) Federal and state income tax policies; and (g) Consumer confidence.

Risks Associated with Management and Control Persons

Because we are headquartered in the Far East, it may be difficult for U.S. investors to communicate or interact with our company.

All of our operations, headquarters, and management are located in the Far East.  Because of our location, any future U.S. investors will have a difficult time contacting our company or attending shareholder meetings.  You should consider this risk before investing in our company.

Because our management is inexperienced in operating a cellular video camera business, our business plan may fail.

Our management does not have any specific training in running a cellular video camera business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our President and Director, Xu Hai Bo, and Director, Ran Hong Dan, each devote 10 to 15 hours per week to our business affairs. We do not have an employment agreement with,management, nor do we maintain key life insurance. Currently, we do not have any full or part-time employees.  If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Due to the specified nature of our business, having certain key personnel is essential to the development and marketing of the products we plan to sell and thus to the entire business itself. Consequently, the loss of any of those individuals may have a substantial effect on our future success or failure. We may have to recruit qualified personnel with competitive compensation packages, equity participation, and other benefits that may affect the working capital available for our operations. Management may have to seek to obtain outside independent professionals to assist them in assessing the merits and risks of any business proposals as well as assisting in the development and operation of many company projects. No assurance can be given that we will be able to obtain such needed assistance on terms acceptable to us. Our failure to attract additional qualified employees or to retain the services of key personnel could have a material adverse effect on our operating results and financial condition.

Because our President and Director, Xu Hai Bo, and Director, Ran Hong Dan own an aggregate of 48% of our outstanding common stock, investors may find that corporate decisions influenced by these shareholders are inconsistent with the best interests of other shareholders.

Our President and Director, Xu Hai Bo, and Director, Ran Hong Dan, together own approximately 48% of the outstanding shares of our common stock. Accordingly, he will have an overwhelming influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of these shareholders may still differ from the interests of the other shareholders.

Risks Related to Legal Uncertainty

Because all of our executive officers and our directors reside outside of the United States, all the assets of these persons are located outside the United States, and all of our operations are performed outside the United States, you may have difficulty in enforcing your legal rights against us or our executive officers and directors.

All of our executive officers and our directors are residents outside of the United States, and all the assets of these persons are located outside the United States. All of our operations are performed in areas outside the United States.  As a result, it could be difficult for investors to effect service of process on our officers or directors, to enforce a judgment under United States federal securities laws or other United States laws obtained in the United States against us or our executive officers or directors in PRC or Malaysian courts.  Further, China’s and Malaysia’s treaties do not provide for reciprocal recognition and enforcement of judgments of United States courts.  Furthermore, it may be difficult to adapt to the laws outside of the United States to bring an action against us, or bring an original action in a Malaysian or PRC court to enforce liabilities based upon the United States federal securities laws against us or our executive officers or directors.

If our products fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which will increase our losses and negatively affect our brand name reputation and product sales.

Because our products are intended for use in commercial as well as private settings, we may be subject to liability for any products sold by us that fail to meet industry standards for quality. We do not currently maintain liability insurance coverage for such claims. If we are unable to obtain such insurance, product liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. The occurrence of any claims, judgments, or product recalls will negatively affect our brand name image and product sales, as well as lead to additional costs.

Even though we are not manufacturing the products ourselves, if any of the products we sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which will negatively affect the financial results of our business operations.

Although we have not received notices of any alleged infringement, we cannot be certain that our products do not infringe on issued trademarks and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and thus can negatively affect the results of our operations.

New legislation, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

A market for our common stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be quoted on the bulletin board, or, if quoted, a public market may not materialize. If our common stock is not quoted on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 825,000 shares of our common stock through this prospectus. The outstanding shares of common stock covered by this prospectus represent approximately 31% of the common shares outstanding as of the date of this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock. Our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.03 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock, which was $0.02 per share, and increased by $0.01 per share. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the FINRA over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part.  If our common stock becomes so quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 825,000 shares of common stock offered through this prospectus. These shares were acquired from us in an offering that was exempt from Registration under Regulation S of the Securities Act of 1933, as amended.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of March 24, 2011 , including:

1.	the number of shares owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 2,625,000 shares of common stock outstanding on March 24, 2011 .

Name of Selling Shareholder	Shares Owned Prior to This Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Ee Mei Bok	37,500	27,500	10,000	26%
Pui Yein Chew	37,500	27,500	10,000	26%
Cheong Wai Hoong	37,500	27,500	10,000	26%
Fong Joo Khor	37,500	27,500	10,000	26%
Sin Han Kin	37,500	27,500	10,000	26%
Leng Eng Kong	37,500	27,500	10,000	26%
Lim Eng Kwong	37,500	27,500	10,000	26%
Low Kah Kwong	37,500	27,500	10,000	26%
Lim Pei Lau	37,500	27,500	10,000	26%
Siow Fam Lee	37,500	27,500	10,000	26%
Low Yew Leong	37,500	27,500	10,000	26%
Wong Joo Leong	37,500	27,500	10,000	26%
Pong Wai Ling	37,500	27,500	10,000	26%

Sze Kin Moon	37,500	27,500	10,000	26%
Chai Chew Pong	37,500	27,500	10,000	26%
Chai Kah Shen	37,500	27,500	10,000	26%
Lee Wai Shen	37,500	27,500	10,000	26%
Wee Yew Shen	37,500	27,500	10,000	26%
Kah Mei Soon	37,500	27,500	10,000	26%
Sin Kah Soon	37,500	27,500	10,000	26%
Lim Chew Tam	37,500	27,500	10,000	26%
Chin Mei Tau	37,500	27,500	10,000	26%
Siew Wan Ting	37,500	27,500	10,000	26%
Wan Yein Ting	37,500	27,500	10,000	26%
Wong Chun Wee	37,500	27,500	10,000	26%
Chin Hoong Wong	37,500	27,500	10,000	26%
Kong Pei Woo	37,500	27,500	10,000	26%
Lee Wan Yoke	37,500	27,500	10,000	26%
Cheong Siow Yuen	37,500	27,500	10,000	26%
Low Chun Yuen	37,500	27,500	10,000	26%

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

We intend to contact an authorized Over-The-Counter Bulletin Board market-maker for sponsorship of our securities on the Over-The-Counter Bulletin Board. At the present time, we have not requested that any broker-dealer act as a market-maker for our securities. The sales price to the public is fixed at $0.03 per share until such time as the shares of our common stock become quoted on the FINRA Over-The-Counter Bulletin Board or another exchange. Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes quoted on the FINRA Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	the market price of our common stock prevailing at the time of sale;
2.	a price related to such prevailing market price of our common stock, or;
3.	such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Legal Proceedings

We are not currently a party to any legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

Our sole executive officer and directors and his age as of  March 24, 2011  is as follows:

Name	Age	Position Held with the Company
Xu Hai Bo 695-24-05 Desa Kiara, Jalan Damasara Kuala Lumpur, Malaysia	32	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and Director
Ran Hong Dan 695-24-05 Desa Kiara, Jalan Damasara Kuala Lumpur, Malaysia	29	Director

Set forth below is a brief description of the background and business experience of our executive officer and Directors.

Xu Hai Bo is our President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting President and Director. Mr. Bo received his Bachelor of Science degree from Chengdu Institue of Technology located in Chengdu, Sichuan, China.  Since 2002 he has been employed as an engineer for Pakka Co., Ltd.

Ran Hong Dan is our Director.  In 2004, Mr. Dan graduated with a Bachelor of Science degree from Chengdu Institute of Technology located in Chengdu, Sichuan, China.  Since 2002 he has been employed as an engineer for Pakka Co., Ltd.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We do not currently have any significant employees aside from Xu Hai Bo.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of   March 24, 2011 , certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership1	% of Common Stock2
Xu Hai Bo 695-24-05 Desa Kiara, Jalan Damasara Kuala Lumpur, Malaysia	Common Stock	637,500 Shares	24%
Ran Hong Dan 695-24-05 Desa Kiara, Jalan Damasara Kuala Lumpur, Malaysia	Common Stock	637,500 Shares	24%
DIRECTORS AND OFFICERS – TOTAL		1,275,000 Shares	48%

5% SHAREHOLDERS
None	Common Stock	None	None

1.
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

2.	The percentage shown is based on denominator of 2,625,000 shares of common stock issued and outstanding for the company as of March 24, 2011 .

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of March 24, 2011 , there were 2,625,000 shares of our common stock issued and outstanding.  Our shares are held by thirty-eight (38) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

David Jennings, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Silberstein Ungar, PLLC has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. Silberstein Ungar, PLLC has presented his report with respect to our audited financial statements. The report of Silberstein Ungar, PLLC is included in reliance upon his authority as an expert in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization within the Last Five Years

We were incorporated as Avante Systems Inc. on August 12, 2010, in the State of Nevada for the purpose of developing, manufacturing, and selling a cellular video camera specifically for use in schools, child/eldercare facilities, and residences in Asia.

Our principal executive offices are located at 50 West Liberty Street, Suite 880, Reno, NV 89501. Our operations office is located at 695-24-05 Desa Kiara, Jalan Damasara, Kuala Lumpur, Malaysia. Xu Hai Bo, our President and Director, is a person that may be described as a “promoter” as defined in Rule 405 of the Securities Act by virtue of his role in founding and organizing our company.

Our fiscal year end is October 31.

Description of Business

Company Overview

We were incorporated as “Avante Systems, Inc.” on August 12, 2010, in the State of Nevada for the purpose of developing, manufacturing, and selling a cellular video camera specifically for use in schools, child/eldercare facilities, and residences in Asia.

Business of Company

We are engaged in the business of developing, manufacturing, and selling a video camera integrated with a 3G mobile phone module specifically for use in schools, child/eldercare facilities, and residences in Asia (our "Product"). We intend that our Product will be versatile in function, so that it can be used either as a means of monitoring the care of a family member or as a home security device, or allowing remote surveillance of a residence. This Product will enable parents and guardians to visually and audibly monitor their child while they are in school, daycare, or at home with a nanny. Our product can also be used to monitor an elderly relative while they are in the care of a home nurse, nursing home, or other eldercare facility.  Communication with the Product will be accomplished through a 3G mobile phone network. It will therefore be wireless and not require internet access as many of the remote monitoring devices presently available in the Asian market do.

We are currently in the process of designing and developing our Product, and we are continually refining our design through experiments, testing the visual and auditory quality and range of the device during production. When we are satisfied that our Product will compete effectively in the Surveillance Industry in Asia by being the most convenient, versatile, and user-friendly remote monitoring device, we will begin the manufacture and distribution of the Product to schools, child/eldercare facilities, and electronic surveillance wholesalers and retailers.

Our offices are located at 695-24-05 Desa Kiara, Jalan Damasara, Kuala Lumpur, Malaysia.

Third Generation Technology and Wideband Code Division Multiple Access

One of the most recent developments in mobile communications is the proliferation of third generation, or “3G” technology.  Analog cellular technology is generation one and digital/PCS is generation two. 3G technology was developed to allow true multimedia features on mobile phones - typically smartphones. 3G technology provides the increased bandwidth and transfer rates to accommodate Web-based applications and phone-based audio and video files. 3G is a mobile phone network protocol, which comprises several cellular access technologies. Some common ones are:

•	WCDMA (UMTS) - Wideband Code Division Multiple Access
•	UMTS - Universal Mobile Telecommunication Service
•	CDMA2000 - based on 2G Code Division Multiple Access
•	TD-SCDMA - Time-division Synchronous Code-division Multiple Access
•	HSDPA - High-Speed Downlink Packet Access
•	EVDO - Evolution Data Maximized

3G networks have potential transfer speeds of up to 3 Mbps, which for users means about 15 seconds to download a 3-minute MP3 song. For comparison, the fastest 2G phones can achieve up to 144Kbps (about 8 minutes to download a 3-minute song). 3G's high data rates are ideal for downloading information from the Internet and sending and receiving large multimedia files. 3G phones can accommodate broadband applications like video conferencing, receiving streaming video from the Web, sending and receiving faxes, and instantly downloading e-mail messages with attachments.

CNBC reports that in Asia there is significant availability of the broadband access, which our products would require. The percentages of the population that had access to broadband as of November, 2010 are:

•	Korea 81%
•	Japan 80%
•	Singapore 80%
•	Hong Kong 70%
•	Malaysia 65%

While the CNBC Report did not include China, the China Internet Network Information Center (CINIC) reports that there are over 364 million broadband users in China, which makes up 86.7% of the 420 million Internet users in the country as of June 30, 2010, as well as 27.4% of the 1.33 Billion citizens of China. This is supported by data provided by InternetWorldStats.com as well as reports by market research companies such as budde.com, which indicate China passed the U.S. in 2008 to become the largest broadband market in the world.

Telecommunications companies are now promoting the current or pending roll out of fourth generation, or “4G” technology. As 3G comprised a variety technologies, so 4G includes both WiMax and LTE technologies. The new generation brings another significant jump in data transfer rates, allowing for even smoother use of large audio and video files. The 3 minute MP3 song discussed above that took 8 minutes to download with 2G and 15 seconds to download with 3G will download in less than 1 second utilizing 4G technology.

Our current technology focuses on utilizing 3G to broadcast video and still images to parents. As the market penetration of 4G expands, we will be able to expand our product line by incorporating the faster technology to take advantage of the improved video quality that will result. Also, as the 4G technology spreads, we will be able to build the same 3G products for a reduced cost, and our customers will be able to operate them at a lower cost. By having both high-end and low-end options for our customers, we expect to be able to meet the needs or a wider customer base.

Generation	Approximate Data Rate Stationary (can achieve higher rates at some locations)	Approximate Data Rate Walking
2G	144 Kbit per sec	144 Kbit per sec
3G	2 Mbit per sec	384 kbit per sec
4G	1 Gbit per sec	100 Mb per sec

While the penetration rates listed for broadband above are relatively high, there remain large segments of the population that do not have this access. Telecommunications company YTL has stated that they intend to have 4G access available for half of China by the end of 2011. CNBC analyst and Samsung Securities managing director Paul Wuh, however, does not feel that is a realistic goal given the rural nature of much of the country and the significant infrastructure costs. He also feels that a pricing model that would attract the customer base they’re seeking would be difficult to provide. Given these and other penetration challenges in China and other Asian countries, there remains the possibility a significant portion of our potential customer base will not have access to the 3G (or 4G) signals (or wired broadband) that are necessary to use our products. If we find that a significant portion of our potential customer base (ie day cares) and their customers (ie parents) do not have access to the technology required to utilize our products, we may find that we are not able to sell enough products to remain a going concern.

Wideband Code Division Multiple Access

Wideband Code Division Multiple Access, or “WCDMA,” is an air interface standard found in 3G mobile telecommunications networks. It is the basis of Japan's NTT DoCoMo's FOMA service, is the most-commonly used member of the UMTS family, and is sometimes used as a synonym for UMTS. It utilizes the DS-CDMA channel access method and the FDD duplexing method to achieve higher speeds and support more users compared to most time division multiple access (“TDMA”) schemes used today.  WCDMA uses the same core network as the 2G GSM networks deployed worldwide, allowing dual-mode operation along with GSM/EDGE.

The WCDMA system is a new design by NTT DoCoMo, and it differs in many aspects from CDMA2000. From an engineering point of view, WCDMA provides a different balance of trade-offs between cost, capacity, performance, and density. It also promises to achieve a benefit of reduced cost for video phone handsets. WCDMA may also be better suited for deployment in the very dense cities of Europe and Asia. WCDMA has been developed into a complete set of specifications, a detailed protocol that defines how a mobile phone communicates with the tower, how signals are modulated, how datagrams are structured, and how system interfaces are specified, allowing free competition on technology elements.

Surveillance Industry in Asia

The surveillance market has rapidly expanded over the past few years and gained great importance at the global level. It is expected that the surveillance market will grow at a compound annual growth rate (“CAGR”) of more than 22 percent from 2010, according to a recent report entitled "Global CCTV Market Analysis (2008-2012)" from RNCOS, a market research consulting Services Company. This growth rate clearly indicates that the global market has immense potential in this field.

The RNCOS report also states that due to the rising security concerns and high economic growth in a number of Asian countries, the Asian surveillance market is projected to grow at a CAGR of around 28 percent from 2010 to 2013.  Research analyst Frost & Sullivan reports that the annual security market growth rate in Asia-Pacific countries is 7.5%, reaching over US $3 billion by 2015.

According to the A&S International magazine, over 85 percent of the world's security products are made in Asia. Ranging from video surveillance and access control to intrusion alarms, China, Japan, South Korea, Taiwan, Singapore, and Malaysia are the major supplying countries and regions for the global security markets.

China is one of Asia's fastest growing security markets with cost-effective security solutions, R&D, and high-tech security products.  China’s surveillance industry was estimated to be worth US $17.5 billion in 2008, equivalent to 0.8 per cent of GDP.  The mainland’s surveillance industry is expected to grow to US $43 billion in 2010, according to the China Public Security Guide published by the Chinese Security and Protection Association.

Our Product

The rising demand for versatile surveillance devices in Asia in general, as well as an increasing demand for effective ways to monitor care providers, has resulted in what we anticipate will be a highly receptive potential market for our Product. We feel that the public is demanding a product that will allow them to observe their loved one’s caretaker while they are away from them, monitor their pet sitters and housekeepers, or check on their house while they are away on vacation.  Rising burglary rates and increasing incidents of child and elderly abuse by caregivers have resulted in a growing demand for products that can help prevent or expose such victimization.  Advancements in both mobile phone and surveillance camera technology in concurrence with the increased use and consumer comfort level with both technologies has made remote monitoring by mobile phone a reality.

We are in the process of developing a device integrating a 3G mobile phone module and a video camera specifically for use in schools, child/eldercare facilities, and residences in Asia.  We intend for our Product to be versatile in function. We expect that it will be used as a means of monitoring the care of family members, or as a home security device allowing remote surveillance of a residence or business. Our Product will enable parents and guardians to visually and audibly monitor their child while they are in school, daycare, or at home with a nanny. Our Product can also be used to monitor an elderly relative while they are in the care of a home nurse, nursing home, or other eldercare facility. While this is our primary target market, we fully expect that our Product will also be used as a security device to monitor homes and businesses while owners are away.

Our Product will be operated through a 3G mobile phone network. Thus, it will not only be wireless, it won’t require internet access through WIFI – unlike many of the remote monitoring devices presently available in the Asian market.  Our Product can be placed conspicuously to deter unwanted behavior, or it can be hidden to prevent detection.

As an example, our Product may be installed on the wall of a preschool, constantly capturing a video image of the classroom. A mother could call the Product’s phone number and enter a password, and a real-time video image of her child’s classroom would be streamed to her smartphone. While she is monitoring her child, another child’s father could call and enter the password, and also receive the same real-time video image of the classroom. We intend to initially design the product to allow up to six separate individuals to call and receive images simultaneously. However, we may expand this number to increase the marketability of our Product. The ability to access this video surveillance via their phone regardless of the time and their location will provide increased peace of mind to parents, which becomes a marketing point for the preschool. Similarly, having a surveillance camera in the classroom in and of itself reduces the likelihood of any inappropriate behavior because teachers and other employees will be conscious of fact that children’s parents could be watching them at any moment.

We are currently refining the design of our Product, which will be integral to its success.  We are designing and developing our Product by conducting experiments to improve on quality and cost.  These experiments include testing the video and audio quality and range of the device during use.  We do not contract the development of our Product; rather, our officer and director, Xu Hai Bo, currently conducts the testing and development of our Product in Malaysia. With the time devoted to our company, he is searching for the lowest priced components available in the market in our efforts to reduce cost. He is also researching the benefits of adding more components to further improve our Product. Finally, he is investigating the possibility of improving our Product's essential qualities, such as versatility and resolution. Refining these qualities will ensure that our Product is practical, affordable, and user-friendly.

Competition

We compete with a number of established manufacturers, importers, and distributors who sell monitoring devices to schools, child/eldercare facilities, and electronic surveillance wholesalers and retailers. These companies enjoy brand recognition which exceeds that of our brand name. We compete with several manufacturers, importers, and distributors who have significantly greater financial, distribution, advertising, and marketing resources than we do, including:

•
Bioaccez Controls sells the MAGGIS 3G Wireless security camera, which can be accessed from a mobile phone by making a video call from a 3G / UMTS video-phone.  MAGGIS is a video camera that allows the user to listen to and see what is happening in the light or in the dark where it is installed. The camera can be motion-activated, connecting a motion detector at the NC input contact, remaining off unless there is movement, at which time the camera activates and makes a video call to the user.  Bioaccez advertises that MAGGIS is quickly installed, easy to use, and supports the UMTS network.  It does not require an internet connection for camera use, nor does it require an IP server or extra software to be downloaded to the phone.  The mobile phone used must have 3G connection and the ability to make video calls.

•
Shenzhen Ariza Electronic Co., Ltd., sells a 3G GSM alarm with SMS and monitoring functions.  The product uses a USIM card and supports the WCDMA 3G network, has a built-in CMOS camera and infrared light, and offers remote control by mobile messaging.  It also supports short message service (“SMS”), video call, and voice call alarming, and has 15 wireless alarm sensors.

•
Witura Corporation’s wireless surveillance Camera, 3G EYE, has 3G compatibility. The WT-1041 3G camera is a 1.3 MP with T-flash stored in the multi-media card (“MMC”) & static image format; JPEG, that enables the user to view ‘LIVE’ video images captured from installed cameras or closed-circuit television (“CCTV”) systems.  The camera comes bundled with master reset functions and password changes, photography, video and sound recording, loudspeakers, and a high quality recording microphone.  The device also has infrared and night vision function capability, enables sharing of up to a maximum of 50 people, and comes complete with a built in lithium battery and external power supply.

•
Multisecu Electronics Co., Ltd., sells a security system that features the ability to connect to the user’s local 3G network, allowing broadcasts to the user’s phone while also allowing the user to remotely control the system while away from their home. Anywhere that the user has a signal on their mobile phone they can control their home security system as well as receive updates and alerts should anything trip the motion sensor or included magnet door/window alarm.

•
Tekstorm Holdings Limited sells a 3G video camera alarm system that uses a USIM card, supporting the CDMA 3G network.  The matching CMOS camera and infrared led support 24-hour wireless monitoring.  The product has a multimode alarm that can send alarm messages to the user’s mobile phone by SMS, video call, and voice call.  A maximum of 15 wireless alarm sensors can be added to the product.

These competing products offer a wide variety of features, many of which are similar to or more advanced than features we intend to offer. However, we intend to offer a combination of features designed specifically for constant surveillance of childcare and eldercare, whereas these competitors have features designed to maximize their functionality as security devices. We also intend to compete on the basis of quality, brand name recognition, the reduced physical size of our Product, and price. We believe that our success will depend upon our ability to remain competitive in our product areas. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Intellectual Property

Once we determine the final design for our Product, we intend to file a patent on its unique design. We will file for patent pending status as we develop a design for our first device. We will apply for patent protection and/or copyright protection in Asia, the United States, and other jurisdictions.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the surveillance industry in Asia. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development, manufacture, and sale of our Product in Asia is not subject to special regulatory and/or supervisory requirements. The requirements of governmental regulatory agencies regarding frequency usage are met by the manufacturers of the 3G components, which will be utilized in our Product.

Employees

We have no other employees other than our officers and directors. Our President oversees all responsibilities in the areas of corporate administration, business development, and research. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Our current management team is highly skilled in technical areas such as researching and developing our product, but not skilled in areas such as marketing our product and business management. Obtaining the assistance of individuals with and in-depth knowledge of operations and markets will allow us to build market share more effectively. We intend on employing sales representatives in China when our product is ready for production and shipping, and in various other countries when we are ready to expand internationally.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We do not lease or own any real property. We maintain our operations office in 695-24-05 Desa Kiara, Jalan Damasara, Kuala Lumpur, Malaysia. This office space is being provided free of charge by our officer and director, Xu Hai Bo.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Product Development

We intend to continue the development and refinement of our Product over the coming months. We will first focus on our experiments to improve the quality of our Product to increase its appeal to schools, child/eldercare facilities, and electronic retailers.  We feel our final Product will compete effectively in the marketplace due to its highly functional performance and flexibility, low cost, small size, and user-friendly qualities relative to similar products in the marketplace.

Locate Suitable Manufacturing

We do not currently have any manufacturing facilities. Our management has contacted several general electronics manufacturers and has begun negotiations for the manufacture of our Product on a contract basis. We are currently negotiating price, payment, customer guarantee, shipping, inventory, delivery schedule and returns. We plan to pursue this further upon the final development and commercialization of our Product.

Production of our 3G surveillance camera doesn't require any facilities or equipment beyond what is available to any general electronics manufacturer. We could contract with any such manufacturer to produce our Product by following our instructions. We do not anticipate renting a warehouse at this stage of our business. We anticipate that the manufacturer we contract with will provide packaging, storage, and shipping service for us as part of our agreement. All of the raw materials necessary to produce our Product are available in the public marketplace.

We intend to only accept wholesale orders from wholesale distributors. Once we receive wholesale orders, we will hold the order until certain quantities, which will be pre-negotiated with manufacturers, are attained. Then we will contract with the manufacturer to produce our Product for us at pre-negotiated prices. We expect that the order will be shipped within five business days after we place the order.

Sales and Distribution Strategy

Our goal is for our integrated 3G mobile phone module and camera to become a leading product in the surveillance industry in Asia. In order to achieve our goal, we intend to increase awareness of our Product with potential customers, who we anticipate will be schools, child/eldercare facilities, electronic surveillance wholesalers and retailers, and end-user mobile phone customers.  We intend to do this by engaging in the following:

•
Attending national and regional electronic surveillance promotional events and conferences. There are events and conferences managed by regional and central institutions and organizations to promote electronic surveillance related products. We plan to attend a number of events attended by electronic surveillance products wholesalers and retail representatives in order to further expose our Product. These events will include trade meetings, promotional events, seminars, and conferences.  One major event we will attend is the SecuTech Expo 2011, Asia’s largest security industry event.  The 2011 expo is expected to attract 560 exhibitors and over 25,550 professional buyers from around the world.

•
Developing direct marketing programs to attract retailers. In addition to attending the foregoing conferences and seminars, we intend to market directly to wholesalers and major electronic surveillance retailers. Our marketing will include conducting seminars and the use of online and traditional advertising media such as newspapers and trade publications.

•
Promoting to the public through internet-based and traditional media advertising. We intend to use Internet-based and traditional media to promote our Product directly to the public to raise public awareness of our Product. By creating demand with the public, we hope that consumers will help to pull our Product through the marketplace.

We will also mail our brochure to wholesale distributors, and, initially, we will do special promotions providing small amounts of our Product to a few major stores, while allowing them to pay us after three months. If the market shows an interest in our Product, we hope that they will then begin to order from us regularly. We will begin our marketing efforts in China, where our directors have many contacts. If we meet with success there, we intend to then move forward in marketing our Product in other countries in Asia.

Sales Personnel

We do not currently employ any sales personnel. In the short term, we intend to use the services of our management to sell our Product. As our Product approaches the manufacturing stage, however, we plan to employ sales representatives in China to promote and sell our Product to schools, child/eldercare facilities, electronic surveillance wholesalers and retailers, and end-user consumers.  These sales representatives will be responsible for soliciting, selecting and securing accounts within a particular regional territory. We expect to pay such sales representatives on a commission basis. In addition, we may decide to pay each sales representative a base salary. We expect to provide service and support to our sales representatives, including advertising and sales materials. When we determine to expand our sales internationally, we will employ sales personnel in various provinces of China and other Asian nations.

In the event we hire sales personnel, we do not intend to do so in the next twelve months unless our revenues are enough to absorb the cost of these personnel.

Expenses

We estimate the costs to implement our business strategy over the following twelve months to be:

•
Travel and Related expenses, which will consist primarily of our executive officers and directors visiting electronic surveillance wholesalers and retailers in their sales efforts. We estimate travel and related expenses for the next twelve months will be approximately $4,000;

•
Initial Marketing, which will consist of the marketing efforts discussed above, including direct marketing and attendance at trade shows. We estimate initial marketing expenses for the next twelve months will be approximately $6,000;

•
Research and Development costs consist of developing and testing our Product and determining the best combination of materials and suppliers for production. We estimate that research and development costs for the next twelve months will be approximately $10,000.

We intend to obtain business capital through the use of private equity fundraising or shareholders loans. We anticipate that, in time, the primary source of revenues for our business model will be the sale of our Product.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Period from August 12, 2010 (Date of Inception) until January 31, 2011

We generated no revenue for the period from August 12, 2010 (Date of Inception) until January 31, 2011. Our Operating Expenses during this period equaled $17,192, consisting of mainly professional fees along with organizational costs and bank charges. We, therefore, recorded a net loss of $17,192 for the period from August 12, 2010 (Date of Inception) until January 31, 2011.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Results of Operations for the Period from August 12, 2010 (Date of Inception) until October 31, 2010

We generated no revenue for the period from August 12, 2010 (Date of Inception) until October 31, 2010. Our Operating Expenses during this period equaled $15,192, consisting entirely of Professional Fees. We, therefore, recorded a net loss of $15,192 for the period from August 12, 2010 (Date of Inception) until October 31, 2010. Our operating expenses are wholly attributable to professional fees associated with the initial development of our business, legal expenses, and consulting fees.

Liquidity and Capital Resources

As of January 31, 2011, we had total current assets of $35,308, consisting of Cash in the amount of $33,308 and Prepaid Expenses in the amount of $2,000. We had no current liabilities as of January 31, 2011.  Thus, we have working capital of $35,308 as of January 31, 2011. All of our working capital was made available by proceeds from our Regulation S offerings.

Operating activities used $19,192 in cash for the period from August 12, 2010 (Date of Inception) until January 31, 2011. Our net loss of $17,192 represented most of our negative operating cash flow while our Prepaid Expenses of $2,000 represented the rest. Financing Activities during the period from August 12, 2010 (Date of Inception) until January 31, 2011 generated $52,500 in cash during the period.

As demonstrated above, we expect to spend approximately $20,000 to implement our business plan over the coming year.  Our accounting, legal and administrative expenses for the next twelve months, including expenses related to this offering, are anticipated to be $40,000.  As of January 31, 2011, we had $33,308 in cash.  We expect to spend roughly $27,000 on this offering, which will effectively leave us with $6,000.  As such, we will need to raise additional capital.

Despite raising $52,500 from the proceeds of the sale of our stock, as of January 31, 2011, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals.  The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

We have limited working capital and have not yet received revenues from sales of products.  These factors have caused our accountants to express substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if we are unable to continue as a going concern.

Our ability to continue as a going concern is dependent on our generating cash from the sale of our common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling our equity securities and obtaining debt financing to fund our capital requirement and ongoing operations; however, there can be no assurance we will be successful in these efforts.

Off Balance Sheet Arrangements

As of January 31, 2011, there were no off balance sheet arrangements.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the FINRA over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be quoted on the bulletin board, or if quoted, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have 38 holders of record of our common stock.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be quoted on the FINRA over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form S-1 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form S-1 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the FINRA over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the period from inception to October 31, 2010.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Xu Hai Bo, President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, and Director	2010 2009	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to Summary Compensation Table

Although we do not currently compensate our officers, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of October 31, 2010

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Xu Hai Bo	-	-	-	-	-	-	-	-	-

Stock Option Grants

We have not granted any stock options to the executive officers or directors since our inception.

Director Compensation

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination thereof.

We have not reimbursed our directors for expenses incurred in connection with attending board meetings nor have we paid any directors fees or other cash compensation for services rendered as a director in the year ended October 31, 2010.

Financial Statements

Index to Unaudited Financial Statements:

F-1	Balance Sheet as of January 31, 2011

F-2	Statement of Operations for the period from August 12, 2010 (Date of Inception) to January 31, 2010

F-3	Statement of Stockholders’ Equity for the period from August 12, 2010 (Date of Inception) through January 31, 2010

F-4	Statements of Cash Flows for the period from August 12, 2010 (Date of Inception) through January 31, 2010

F-5	Notes to Financial Statements

Audited financial statements for the period from August 12, 2010 (Inception) to October 31, 2010:

F-8	Report of Independent Registered Public Accounting Firm

F-9	Balance Sheet as of October 31, 2010

F-10	Statement of Operations for the period from August 12, 2010 (Date of Inception) to October 31, 2010

F-11	Statement of Stockholders’ Equity for the period from August 12, 2010 (Date of Inception) through October 31, 2010

F-12	Statements of Cash Flows for the period from August 12, 2010 (Date of Inception) through October 31, 2010

F-13	Notes to Financial Statements

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS (unaudited)
As of January 31, 2011 and October 31, 2010

	January 31, 2011	October 31, 2010
ASSETS

Current Assets
Cash and equivalents	$33,308	$33,308
Prepaid expenses	2,000	4,000

TOTAL ASSETS	$35,308	$37,308

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities	$-0-	$-0-

Stockholders’ Equity
Common Stock, $.001 par value, 100,000,000 shares authorized, 2,625,000 shares issued and outstanding	2,625	2,625
Preferred Stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-0-	-0-
Additional paid-in capital	49,875	49,875
Deficit accumulated during the development stage	(17,192)	(15,192)
Total stockholders’ equity	35,308	37,308

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$35,308	$37,308

See accompanying notes to financial statements.

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (unaudited)
Three months ended January 31, 2011
Period from August 12, 2010 (Inception) to January 31, 2011

	Three months ended January 31, 2011	Period from August 12, 2010 (Inception) to January 31, 2011
Revenues	$-0-	$-0-

Operating Expenses :
Bank charges	-0-	20
Organization costs	-0-	320
Professional fees	2,000	16,852

Total Operating Expenses	2,000	17,192

Net Operating Loss	(2,000)	(17,192)

Provision for Income Taxes	-0-	-0-

Net Loss	$(2,000)	$(17,192)

Net loss per share:
Basic and diluted	$(0.00)	$(0.01)

Weighted average shares outstanding:
Basic and diluted	2,625,000	2,625,000

See accompanying notes to financial statements.

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (unaudited)
Period from August 12, 2010 (Inception) to January 31, 2011

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash @$.02	2,625,000	$2,625	$49,875	$-	$52,500
Net loss for the period	-	-	-	(15,192)	(15,192)
Balance, October 31, 2010	2,625,000	2,625	49,875	(15,192)	37,308
Net loss for the period	-	-	-	(2,000)	(2,000)
Balance, January 31, 2011	2,625,000	$2,625	$49,875	$(17,192)	$35,308

See accompanying notes to financial statements.

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS (unaudited)
Period from August 12, 2010 (Inception) to January 31, 2011

	Three months ended January 31, 2011	Period From August 12, 2010 (Inception) to January 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,000)	$(17,192)
Change in non-cash working capital items
Prepaid expenses	2,000	(2,000)
CASH FLOWS USED BY OPERATING ACTIVITIES	-0-	(19,192)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	-0-	52,500
NET INCREASE IN CASH	-0-	33,308

Cash, beginning of period	33,308	-0-
Cash, end of period	$33,308	$33,308

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-	$-0-
Income taxes paid	$-0-	$-0-

See accompanying notes to financial statements.

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2011

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Avante Systems, Inc. (“Avante” and the “Company”) is a development stage company and was incorporated in Nevada on August 12, 2010.  The Company was formed for the purpose of developing, manufacturing, and selling a video camera integrated with a 3G mobile phone module specifically for use in schools, child/eldercare facilities, and residences in Asia.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, and there has been no significant revenues there from.

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Form S-1 filed with the SEC as of and for the period ended October 31, 2010.  In the opinion of management, all adjustments necessary for the financial statements to be not misleading for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Avante considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At January 31, 2011 the Company had $33,308 of unrestricted cash that was being held in an escrow account by its outside attorneys, to be used for future business operations.

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2011

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

Avante’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Avante does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – PREPAID EXPENSES

Prepaid expenses at January 31, 2011 consisted of an advance retainer paid to the Company’s outside independent auditors for services to be rendered for periods after the Company’s year-end.

NOTE 3 – INCOME TAXES

For the period ended January 31, 2011, Avante has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $17,200 at January 31, 2011, and will expire in the year 2030.

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
January 31, 2011

NOTE 3 – INCOME TAXES (continued)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2010
Deferred tax asset attributable to:
Net operating loss carryover	$5,850
Valuation allowance	(5,850)
Net deferred tax asset	$-

NOTE 4 – LIQUIDITY AND GOING CONCERN

Avante has limited working capital and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Avante to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Avante neither owns nor leases any real or personal property. An officer has provided office space without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to January 31, 2011 through February 23, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose.

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors
Avante Systems, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Avante Systems, Inc. as of October 31, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period from August 12, 2010 (date of inception) to October 31, 2010.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Avante Systems, Inc., as of October 31, 2010, and the results of their operations and cash flows for the period from August 12, 2010 (date of inception) to October 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Avante Systems, Inc. will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has incurred losses from operations, has negative working capital and is in need of additional capital to grow its operations so that it can become profitable.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC

Bingham Farms, Michigan
December 6, 2010

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of October 31, 2010

ASSETS

Current Assets
Cash and equivalents	$33,308
Prepaid expenses	4,000

TOTAL ASSETS	$37,308

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities	$-0-

Stockholders’ Equity
Common Stock, $.001 par value, 90,000,000 shares authorized, 2,625,000 shares issued and outstanding	2,625
Preferred Stock, $.001 par value, 10,000,000 shares authorized, -0- shares issued and outstanding	-0-
Additional paid-in capital	49,875
Deficit accumulated during the development stage	(15,192)
Total stockholders’ equity	37,308

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,308

See accompanying notes to financial statements.

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
Period from August 12, 2010 (Inception) to October 31, 2010

Period from August 12, 2010 (Inception) to October 31, 2010
Revenues	$-0-

Operating Expenses :
Bank charges	20
Organization costs	320
Professional fees	14,852

Total Operating Expenses	15,192

Net Operating Loss	(15,192)

Provision for Income Taxes	-0-

Net Loss	$(15,192)

Net loss per share:
Basic and diluted	$(0.01)

Weighted average shares outstanding:
Basic and diluted	2,625,000

See accompanying notes to financial statements.

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
Period from August 12, 2010 (Inception) to October 31, 2010

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash @$.02	2,625,000	$2,625	$49,875	$-	$52,500
Net loss for the period	-	-	-	(15,192)	(15,192)
Balance, October 31, 2010	2,625,000	$2,625	$49,875	$(15,192)	$37,308

See accompanying notes to financial statements.

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
Period from August 12, 2010 (Inception) to October 31, 2010

Period From August 12, 2010 (Inception) to October 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(15,192)
Change in non-cash working capital items
Prepaid expenses	(4,000)
CASH FLOWS USED BY OPERATING ACTIVITIES	(19,192)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	52,500
NET INCREASE IN CASH	33,308

Cash, beginning of period	-0-
Cash, end of period	$33,308

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-0-
Income taxes paid	$-0-

See accompanying notes to financial statements.

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2010

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Avante Systems, Inc. (“Avante” and the “Company”) is a development stage company and was incorporated in Nevada on August 12, 2010.  The Company was formed for the purpose of developing, manufacturing, and selling a video camera integrated with a 3G mobile phone module specifically for use in schools, child/eldercare facilities, and residences in Asia.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, and there has been no significant revenues there from.

Cash and Cash Equivalents

Avante considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At October 31, 2010 the Company had $33,308 of unrestricted cash that was being held in an escrow account by its outside attorneys, to be used for future business operations.

Fair Value of Financial Instruments

Avantes’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2010

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES (continued)

Basic loss per share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements

Avante does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – PREPAID EXPENSES

Prepaid expenses at October 31, 2010 consisted of an advance retainer paid to the Company’s outside independent auditors for services to be rendered for periods after the Company’s year-end.

NOTE 3 – INCOME TAXES

For the period ended October 31, 2010, Avante has incurred net losses and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $15,200 at October 31, 2010, and will expire in the year 2030.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2010
Deferred tax asset attributable to:
Net operating loss carryover	$5,165
Valuation allowance	(5,165)
Net deferred tax asset	$-

AVANTE SYSTEMS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2010

NOTE 4 – LIQUIDITY AND GOING CONCERN

Avante has limited working capital and has not yet received revenues from sales of products or services.  These factors create substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

The ability of Avante to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations.  Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Avante neither owns nor leases any real or personal property. An officer has provided office space without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to October 31, 2010 through December 6, 2010, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$3
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$1,000
Transfer Agent Fees	$1,000
Accounting fees and expenses	$15,000
Legal fees and expenses	$10,000

Total	$27,003

All amounts are estimates.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item15. Recent Sales of Unregistered Securities

On August 31, 2010, we issued 637,500 shares of common stock to Xu Hai Bo, our President and Director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.02 per share, for total proceeds of $12,750. The 600,000 shares of common stock are restricted shares as defined in the Securities Act.

On August 31, 2010, we issued 637,500 shares of common stock to Ran Hong Dan, our director. These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act") at a price of $0.02 per share, for total proceeds of $12,750. The 600,000 shares of common stock are restricted shares as defined in the Securities Act.

On September 15, 2010, we completed a private placement of 1,350,000 shares of our common stock pursuant to Regulation S of the 1933 Act. All shares were issued at a price of $0.02 per share. We received proceeds of $27,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The selling stockholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	By-Laws(1)
5.1	Opinion of David Jennings, Esq., with consent to use(2)
23.1	Consent of Silberstein Ungar, PLLC
24.1	Power of Attorney (see attached signature page)
1. 2.	Previously filed as an exhibit to the Registration Statement on Form S-1 filed on December 21, 2010 Previously filed as an exhibit to the Registration Statement on Form S-1/A on January 31, 2011

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Reno, Nevada on March 24, 2011 .

Avante Systems, Inc.

By: /s/ Xu Hai Bo
Xu Hai Bo
President, Chief Executive Officer, Principal Executive Officer,
Chief Financial Officer, Principal Financial Officer,
Principal Accounting Officer, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Xu Hai Bo as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Xu Hai Bo
Xu Hai Bo
President, Chief Executive Officer, Principal Executive Officer,
Chief Financial Officer, Principal Financial Officer,
Principal Accounting Officer, and Director
March 24, 2011

By: /s/ Ran Hong Dan
Ran Hong Dan
Director
March 24, 2011